UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 6, 2006

READY CREDIT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-50968	20-1667449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Suite 2690, Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(612) 279-2005

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 6, 2006, Ready Credit Corporation (the “Company”) entered into a Credit Agreement with an affiliate of Whitebox Advisors, LLC, pursuant to which the Company may borrow up to $13,000,000 to finance equipment purchases to implement its business plan. The Company also completed a private $600,000 convertible bridge note financing on November 6, 2006.

The Company is also conducting a private placement offering pursuant to Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended (the “Act”). The securities offered in the private placement offering will not be and have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The notice in this paragraph is made pursuant to Rule 135c, promulgated under the Act.

This Form 8-K is being filed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2006	By	/s/ Brian D. Niebur
Brian D. Niebur
	Its	Chief Financial Officer